UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – May 27, 2005

Allied Waste Industries, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or jurisdiction)

1-14705	88-0228636

(Commission File Number)	(IRS Employer Identification Number)

15880 N. Greenway-Hayden Loop, Suite 100, Scottsdale, Arizona	85260

(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (480) 627-2700

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
Item 1.02. Termination of a Material Definitive Agreement.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Exhibit Index
Exhibit 10.01
Exhibit 10.02
Exhibit 10.03
Exhibit 10.04
Exhibit 99.1

Item 1.01.	Entry Into a Material Definitive Agreement.

On May 27, 2005, Allied Waste Industries, Inc. (the “Company”) entered into an Executive Employment Agreement with John J. Zillmer. Under the employment agreement, Mr. Zillmer will serve as the Company’s Chief Executive Officer. The term of the employment agreement will be a period of two years, beginning on May 27, 2005. Thereafter, the agreement will automatically renew for one-year periods, unless either party gives notice of its intent not to renew the agreement at least 90 days prior to the end of the then-current term.

Under the employment agreement, the Company will pay Mr. Zillmer a base salary of $850,000 per year, subject to increase at the discretion of the Board of Directors or the Management Development/Compensation Committee of the Board of Directors (the “Compensation Committee”). Mr. Zillmer also will participate in the Company’s Senior Management Incentive Plan, or “Senior MIP”, providing for targeted annual incentive compensation equal to 115% of his base salary, which may increase to the maximum percentage permitted by the Senior MIP (currently 150% of base salary) if targets are exceeded. The annual incentive compensation will be based on the financial performance of the Company (based on EBITDA growth and return on invested capital targets), as well as the attainment of individual goals agreed to on an annual basis. The Company has agreed to use its reasonable best efforts to obtain, at the Company’s 2006 annual meeting, stockholder approval of an amendment to the Senior MIP to increase the maximum amount of incentive compensation that may be paid under the Senior MIP to Mr. Zillmer and other executives. Mr. Zillmer will also be eligible to participate in the 2003-2005, 2004-2006, and 2005-2007 performance cycles under the Company’s Long-Term Incentive Plan, or “LTIP”, on a pro-rated basis.

In addition, on May 27, 2005, the Company granted to Mr. Zillmer options to acquire up to 1,000,000 shares of the Company’s common stock at an exercise price equal to the closing market price of the Company’s common stock on that date. Options to acquire 200,000 shares of common stock will vest and become exercisable on May 27, 2006. The remainder will vest and become exercisable at the rate of 16,667 options per month thereafter, until all 1,000,000 shares are vested. Vested options may be exercised at any time up to ten years from the date of grant. Mr. Zillmer will be eligible to receive additional annual grants of options, restricted stock, and restricted stock units, or “RSUs,” as determined by the Compensation Committee.

Under the employment agreement, on May 27, 2005, the Company also granted to Mr. Zillmer 100,000 shares of restricted stock. Fifty percent of the restricted stock will be subject to time-based vesting, and will vest at the rate of 10,000 shares on May 27, 2006, and 833 shares per month thereafter, until all 50,000 shares are vested. The remaining 50,000 shares will be performance-based, and will vest upon the achievement of specific targets to be agreed upon by Mr. Zillmer and the Company.

The employment agreement provides that while Mr. Zillmer remains employed by the Company, he will retain at least 50% of the net shares received upon the exercise of options or vesting of restricted stock (after deducting shares to satisfy applicable tax obligations incurred as the result of any exercise or vesting event) until such time as he has accumulated stock with a value of at least three times his annual salary.

The employment agreement also provides that Mr. Zillmer is entitled to (a) four weeks paid leave; (b) an automobile allowance of $600 per month; (c) club membership dues of $600 per month; (d) participation in incentive, savings, retirement, deferral, and stock plans maintained by the Company for its similarly situated executive officers, including but not limited to the Company’s Senior MIP, LTIP, 401(k) Plan, Supplemental Executive Retirement Plan, 1991 Incentive Stock Plan, and 2005 Executive Deferred Compensation Plan; (e) participation in welfare benefit plans maintained by the Company for the benefit of its employees generally; (f) reimbursement of business expenses; and (g) indemnification and directors’ and officers’ insurance coverage. In addition, the Company will pay Mr. Zillmer $300,000 to cover expenses incurred in relocating from his current home in Pennsylvania to the Phoenix-Scottsdale metropolitan area.

Upon termination of the employment agreement by the Company “without cause” or by Mr. Zillmer for “good reason” (as those terms are defined in the agreement), or as a result of Mr. Zillmer’s death, disability, or retirement (as those terms are defined in the agreement), Mr. Zillmer will be entitled to receive (a) his earned but unpaid base salary as of the date of termination, (b) his awarded but unpaid incentive compensation as of the date of termination, (c) his accrued but unused paid leave as of the date of termination, (d) reimbursement of business expenses incurred prior to the date of termination, (e) continued medical, dental and/or vision coverage for certain time periods specified in the agreement, and (f) certain other benefits specified in the employment agreement. In addition, awards granted to Mr. Zillmer under the Company’s equity compensation plans will continue to vest and remain exercisable until the earlier of (i) two years after the date of termination, or (ii) the remaining terms of such awards.

If the employment agreement is terminated “without cause” or for “good reason”, or as a result of Mr. Zillmer’s death or disability, Mr. Zillmer will be entitled to severance compensation equal to two times the sum of (a) his annual base salary at the time of termination, and (b) his targeted annual incentive compensation, to be paid in equal bi-weekly installments during the two years following his date of termination. If the employment agreement is terminated upon Mr. Zillmer’s retirement after ten years of service with the Company, he will participate in the Company’s Supplemental Executive Retirement Plan, or “SERP”. Under the SERP, Mr. Zillmer will be paid an annual retirement benefit equal to 60% of his average base salary for the three years immediately preceding the date of retirement. Such payments will continue for a period of ten years after retirement.

In the event the employment agreement is terminated for “cause” or without “good reason” (as those terms are defined in the agreement), Mr. Zillmer will be entitled to receive (a) his earned but unpaid base salary as of the date of termination, (b) his accrued but unused paid leave as of the date of termination, and (c) reimbursement of business expenses incurred prior to the date of termination.

If the employment agreement is terminated by the Company as a result of “non-renewal” (as that term is defined in the agreement), Mr. Zillmer will be entitled to receive (i) his earned but unpaid base salary as of the date of termination, (ii) an amount equal to one times the sum of the annual base salary and annual incentive compensation earned in the last year of his employment term, to be paid in equal bi-weekly installments during the year following the date of termination, and (iii) the amounts described in (c), (d), and (f) above. In addition, awards granted to Mr. Zillmer under the Company’s equity compensation plans will continue to vest and remain exercisable until the earlier of (i) one year after the date of termination, or (ii) the remaining terms of such awards.

In the event there is a “change of control” (as defined in the agreement) and the employment agreement is terminated “without cause” or for “good reason” within 12 months thereafter, Mr. Zillmer will be entitled to severance compensation equal to three times the sum of (a) his annual base salary, plus (b) his targeted annual incentive compensation, to be paid in a lump sum following his date of termination. In addition, awards granted to Mr. Zillmer under the Company’s equity compensation plans will become immediately vested and remain exercisable until the earlier of (i) two years after the date of termination, or (ii) the remaining terms of such awards. The employment agreement provides for a partial gross-up for excise taxes under Section 280G of the Internal Revenue Code, provided that the price of the Company’s common stock equals or exceeds a threshold specified in the employment agreement ($16 through May 27, 2006), in connection with the cash payments made in the event of a termination of the agreement for “good reason” or “without cause” following a change in control.

The employment agreement also includes provisions that (a) prohibit Mr. Zillmer from disclosing the Company’s confidential information, (b) require him to disclose to the Company information and ideas that relate to the Company’s business, (c) assign ownership of such ideas, information, and discoveries to the Company, and (d) prohibit Mr. Zillmer from engaging in certain competitive activities or from soliciting employees, customers, or acquisition prospects during the term of the agreement and for a period of three years following the termination of the agreement. All severance, retirement benefits, and post-employment vesting and exercisability of awards under the Company’s equity compensation plans will be subject to (i) Mr. Zillmer’s satisfaction of the restrictive covenants and his obligations to comply with the Company’s stock trading policies (the “Continuing Obligations”), and (ii) his delivery to the Company of a signed and enforceable release of all claims against the Company. If Mr. Zillmer fails to comply with the Continuing Obligations, the Company will have the right to recover from him any and all payments made or benefits paid to him, excluding payment of his salary, incentive compensation, paid leave, and deferred compensation earned prior to the date of termination (the “Unrestricted Payments”), that the Company would not have been obligated to pay or to which Mr. Zillmer otherwise would not have been entitled if the Company had terminated him for “cause” as of the date of termination of his employment agreement, as well as any and all proceeds realized by him subsequent to termination of the agreement upon vesting, exercise, or sale of Common Stock granted or issued to Mr. Zillmer under the Company’s compensation plans. In addition, if the Company subsequently becomes aware of information with which the Company could have terminated Mr. Zillmer’s employment agreement for “cause,” the Company will have the right (A) to terminate all payments and benefits to or for the benefit of Mr. Zillmer, including continued vesting or payment of any unvested or unexercised awards under the Company’s compensation plans but excluding the Unrestricted Payments, and (B) to recover from Mr. Zillmer (1) any and all payments made or benefits, including all or any portion of the Unrestricted Payments, paid to him that the Company would not have been obligated to pay or to which Mr. Zillmer otherwise would not have been entitled if the Company had terminated him for “cause” as a result of such conduct when it first occurred, and (2) any and all proceeds realized by Mr. Zillmer subsequent to the date on which the conduct first occurred upon vesting, exercise, or sale of Common Stock granted or issued to Mr. Zillmer under the Company’s compensation plans.

In connection with the employment agreement, on May 27, 2005 the Company and Mr. Zillmer entered into an indemnity agreement. Under this agreement, the Company will indemnify Mr. Zillmer and advance expenses to him, to the fullest extent permitted by applicable law, for certain losses and expenses he may incur as a result of his status as a director, officer, or employee of the Company or in certain other capacities on behalf of the Company.

Item 1.02.	Termination of a Material Definitive Agreement.

Prior to the employment of Mr. Zillmer as Chief Executive Officer, and his election as the Chairman of the Company’s Board of Directors, on May 27, 2005, Charles H. Cotros served the Company as its interim Chief Executive Officer and Chairman of the Board of Directors. As the result of Mr. Zillmer’s employment as Chief Executive Officer, and his election as the Chairman of the Board of Directors, Mr. Cotros and the Company agreed to terminate Mr. Cotros’ employment agreement by mutual consent, on May 27, 2005. Pursuant to the terms of Mr. Cotros’ employment agreement, Mr. Cotros’ options for 120,000 shares of the Company’s common stock became fully vested on May 27, 2005. Accordingly, Mr. Cotros holds options to acquire 240,000 shares of common stock at an exercise price of $9.06 per share, which will remain exercisable until October 4, 2010. Mr. Cotros will remain subject to provisions in his employment agreement regarding confidentiality and proprietary information, non-competition, and non-solicitation obligations until May 27, 2007. During a transition period to be agreed upon by Mr. Cotros and the Company, Mr. Cotros will receive per diem compensation equivalent to the base salary that he received under his employment agreement, for services rendered to the Company.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)	As a result of the employment of John J. Zillmer, Charles H. Cotros has resigned as the Company’s interim Chief Executive Officer and Chairman of the Company’s Board of Directors, on May 27, 2005. Mr. Cotros will continue to serve as a member of the Board.

(c)	John J. Zillmer became the Company’s Chief Executive Officer on May 27, 2005. The Company’s Board of Directors also appointed Mr. Zillmer as a member of the Board, and elected Mr. Zillmer Chairman of the Board, on May 27, 2005. The material terms of Mr. Zillmer’s employment agreement and other arrangements with the Company are disclosed in Item 1.01 of this Form 8-K.

Prior to joining the Company, Mr. Zillmer served in various senior level positions with ARAMARK Corporation between December, 1986 and January, 2004, most recently as Executive Vice President of ARAMARK Corporation and President of ARAMARK’S Food and Support Services Group. From 1976 to 1986, Mr. Zillmer served in general management and staff positions with Saga Corporation and Szabo Food Service Company. Mr. Zillmer currently serves as a director of United Stationers, Inc. From 2004 until now, Mr. Zillmer has devoted his time to personal investments. Prior to joining the Company, Mr. Zillmer was also a director of Casella Waste Systems, Inc. Mr. Zillmer resigned from Casella’s Board of Directors on May 27, 2005. Mr. Zillmer received an MBA from the Kellogg School of Management at Northwestern University. Mr. Zillmer is 49 years old.

On May 31, 2005, the Company issued a press release disclosing the appointment of John J. Zillmer as a director and Chairman of the Board of the Company. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Exhibits.

Exhibit
Number	Description

10.01	Executive Employment Agreement between Allied Waste Industries, Inc. and John J. Zillmer, effective May 27, 2005.

10.02	Option Agreement between Allied Waste Industries, Inc. and John J. Zillmer, dated May 27, 2005.

10.03	Restricted Stock Agreement between Allied Waste Industries, Inc. and John J. Zillmer, dated May 27, 2005.

10.04	Indemnity Agreement between Allied Waste Industries, Inc. and John J. Zillmer, dated May 27, 2005.

99.1	Press release dated May 31, 2005, disclosing the resignation of Charles H. Cotros as interim Chief Executive Officer and Chairman of the Board of Directors of the Company, and the appointment of John J. Zillmer as Chief Executive Officer, and as a director and Chairman of the Board of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED WASTE INDUSTRIES, INC.

Dated: May 31, 2005	By:	/s/ Peter S. Hathaway

Peter S. Hathaway
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit
Number	Description

10.01	Executive Employment Agreement between Allied Waste Industries, Inc. and John J. Zillmer, effective May 27, 2005.

10.02	Option Agreement between Allied Waste Industries, Inc. and John J. Zillmer, dated May 27, 2005.

10.03	Restricted Stock Agreement between Allied Waste Industries, Inc. and John J. Zillmer, dated May 27, 2005.

10.04	Indemnity Agreement between Allied Waste Industries, Inc. and John J. Zillmer, dated May 27, 2005.

99.1	Press release dated May 31, 2005, disclosing the resignation of Charles H. Cotros as interim Chief Executive Officer and Chairman of the Board of Directors of the Company, and the appointment of John J. Zillmer as Chief Executive Officer, and as a director and Chairman of the Board of the Company.